EXHIBIT 10.9

AMENDMENT NO. 5

TO SOUTHWEST AIRLINES CO. 401(k) PLAN

     Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. 401(k) Plan (the “Plan”) is hereby amended in the following respects only, effective as specifically provided herein.

     (1) Article II, the second paragraph of Section 2.1(c), is hereby amended effective January 1, 2002 to read as follows:

     “Effective January 1, 1999, the Annual Compensation of each Member or former Member taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code. If a Plan Year consists of fewer than twelve (12) months, then the $150,000 limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12). Except as otherwise provided herein, for purposes of an allocation under the Plan based on Annual Compensation, Annual Compensation shall only include amounts actually paid to an Employee during the period he is a Member of the Plan. Notwithstanding the limitation in the preceding sentence, for purposes of an allocation of a Company Matching Contribution, Annual Compensation shall include amounts actually paid to an Employee during the applicable Plan Year.”

     (2) Article II, Section 2.1(o), is hereby amended effective January 1, 2005 to read as follows:

     “(o) Entry Date: The first day of each calendar month.”

     (3) Article III, Section 3.1, is hereby amended effective January 1, 2005 to read as follows:

     “3.1 Eligibility Requirements: Every Employee on the Effective Date, who was a Member in the Prior Plan on the day before the Effective Date, shall continue to be a Member in the Plan. Except as otherwise provided herein, every other Employee shall be eligible to become a Member in the Plan as of the first Entry Date next following such Employee’s completion of one full calendar month of Service, beginning on or after his employment commencement date. The employment commencement date is the first day for which an Employee is entitled to be credited hereunder with an Hour of Service. Non-resident aliens who receive no earned income from the Company that constitutes income from sources within the United States shall not be eligible to participate in the Plan.

Furthermore, “leased employees” (as such term is defined in Section 2.1(n) hereof) and Employees classified by the Company as interns shall not be eligible to participate in the Plan. A person who is not treated as an Employee on the Company’s books and records (such as a person who as a matter of practice is treated by the Company as an independent contractor, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not treated as an Employee, despite any retroactive recharacterization.”

     (4) Article XI, the third paragraph of Section 11.2(a), is hereby amended in its entirety, effective January 1, 2005, to read as follows:

     “Upon a Member’s receipt of a withdrawal for financial hardship on or after January 1, 2005, such Member shall be prohibited from making Salary Reduction Contributions and Catch-Up Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. Any such Member may elect to resume Salary Reduction Contributions and Catch-Up Contributions, if applicable, as of the first day of any payroll period following the last day of such six (6) month period by filing a new salary deferral election within the time period prior to the first day of such payroll period established by the Committee. Any withdrawal for financial hardship received before January 1, 2005 will be governed by the terms of the Plan in effect on the date of such withdrawal.”

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 5 to the Southwest Airlines Co. 401(k) Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 7th day of December, 2004.

SOUTHWEST AIRLINES CO.

	By:	/s/ Gary C. Kelly
Gary C. Kelly, Chief Executive Officer

ATTEST:

/s/ Deborah Ackerman Deborah Ackerman, Assistant Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 7 day of December, 2004, personally appeared GARY C. KELLY, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written

/s/ Teri Lee Lambert
Notary Public in and for the State of Texas
My Commission Expires: June 4, 2006